UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K
CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (date of earliest event reported): March 19, 2004

Peoples Bancorp of North Carolina, Inc.
         (Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-27205	56-2132396
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

518 West C Street
Newton, North Carolina	28658
(Address of Principal Executive Offices)	(Zip Code)

(828) 464-5620
(Registrant's Telephone Number, Including Area Code)

Item 5. Other Events.

On March 19, 2004, Peoples Bancorp of North Carolina, Inc. (the “Company”) issued a press release announcing the election of four new members to the board of directors of the Company and its wholly-owned subsidiary, Peoples Bank. The new members included: Douglas S. Howard, John W. Lineberger, Jr., Dr. Billy L. Price, Jr., and W. Gregory Terry.

A copy of the press release making this announcement is attached as Exhibit 99.1.

Item 7. Financial Statements and Other Exhibits.

Exhibit 99.1 -- Press Release dated March 19, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP OF NORTH CAROLINA, INC.

Date: March 24, 2004	By: /s/ A. Joseph Lampron

A. Joseph Lampron
Executive Vice President and Chief Financial Officer